EXHIBIT 10.10

Execution Copy

DISTRIBUTION AGREEMENT

(Initial Product Launch)

THIS DISTRIBUTION AND LICENSE AGREEMENT (“Agreement”) is made and entered into as of the 12th day of August, 2011 (the “Effective Date”), by and between HzO, Inc., a Delaware corporation (“HzO”), and ZAGG Incorporated, a Nevada corporation (“Distributor”). HzO and Distributor may be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS:

A. HzO and Distributor are parties to that certain Amended and Restated Marketing and Distribution Agreement, dated August 12, 2011 (the “Marketing Agreement”). This Agreement sets forth rights and obligations of the Parties which are in addition to and supplement the rights and obligations of the Parties under the terms of the Marketing Agreement.

B. HzO is engaged in the business of creating and marketing hydrophobic coatings for mobile and other electronic devices in order to protect such devices against water and moisture damage. HzO desires to treat certain handheld electronic devices identified on Exhibit A with HzO’s WaterBlockTM surface treatment (the “Products”) and to sell the Products to Distributor in accordance with this Agreement

C. Distributor is engaged in the business of, among other things, marketing and distributing multiple protective products for consumer electronic and hand-held devices.

D. In connection with that certain Stock Purchase Agreement among HzO, Distributor and certain other investors, dated August 12, 2011(the “Stock Purchase Agreement”), HzO desires to engage Distributor to market and sell the Products in quantities set forth on Exhibit A in order to fulfill the requirement of a successful retail launch of certain mobile electronic devices which have been treated with HzO’s WaterBlockTM surface treatment.

E. Distributor desires, on the terms and conditions hereinafter set forth, to purchase the Products in quantities set forth on Exhibit A, all of which shall have been treated with HzO’s WaterBlockTM surface treatment, from HzO and to act as an exclusive distributor of the Products in the Territory in quantities set forth on Exhibit A through Distributor’s existing channels of distribution, including via Distributor’s website and mall carts.

F.	HzO is willing to grant to Distributor a distribution license as outlined herein. AGREEMENTS:

In consideration of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:

1. General Definitions.

1.1“Affiliate” means with respect to an entity, any other entity which is controlled by, controls or is under common control of the entity. For this purpose, the word “control” means the direct or indirect ownership of more than fifty (50%) percent of the voting equity of such entity.

1.2“Confidential Information” has the meaning set forth in Section 8.1 below.

1.3“Documentation” means the documentation prepared in connection with the Products as of the Effective Date, including functional and design specifications, test reports, and consumer-facing documentation.

1.4“Fiscal Quarter” means HzO’s fiscal quarters, as currently calculated, during each year of the Term.

1.5“HzO Technology” means any technology in or elements of the Products or Documentation in which HzO owns the Intellectual Property.

1.6“HzO Trademarks” means the trademark and trade name HzO and the HzO logo, HzOinside and WaterBlockTM attached as Exhibit B.

1.7“Intellectual Property” means any and all now known or hereafter known tangible and intangible: (a) rights associated with works of authorship throughout the world, including but not limited to, copyrights and moral rights; (b) trademarks and trade name rights and similar rights; (c) trade secret rights; (d) patents, patent rights, designs, and other intellectual and industrial property rights (of every kind and nature throughout the world and however designated) whether arising by operation of law, contract, license, or otherwise; and (e) all registrations, initial applications, renewals, extensions, continuations, divisions, or reissues of the foregoing now or hereafter in force.

1.8“Marketing Agreement” has the meaning set forth in the Recitals, above.

1.9“Net Sales” means the net sales revenue of Products by Distributor and its Affiliates, as reflected in its consolidated financial statements, calculated in accordance with U.S. GAAP, in accordance with Distributor’s standard accounting policies, which may include deductions for sales returns, sales allowances, and other similar deductions.

1.10 “Products” has the meaning set forth in the Recitals, above. “Products” shall also include any additional products that the Parties agree in writing to add as Products under the terms of this Agreement.

1.11 “Standard Cost” means Distributor’s direct costs for Products sold by Distributor and its Affiliates, in accordance with Distributor’s standard accounting policies.

1.12 “Standard Margin” means Net Sales less Standard Cost.

1.13“Stock Purchase Agreement” has the meaning set forth in the Recitals, above.

1.14 “Term” has the meaning set forth in Section 9.1 below.

1.15“Territory” means all countries in the world in which Distributor markets, sells or distributes, directly or indirectly, Distributor’s own products.

2.Grant of Rights.

2.1 Grant of Rights. HzO hereby grants Distributor an exclusive right to purchase the Products from HzO and to use, market, import, offer to sell, distribute or have distributed (including through multiple tiers of distribution) and sell the Products in the Territory at retail (the “Aftermarket”). Distributor may sub-license the foregoing rights and licenses to its Affiliates, as long as they shall remain Affiliates of Distributor. Distributor agrees that Distributor will be responsible and liable under the terms of this Agreement for any breach, action or omission by an Affiliate to the same extent as if Distributor itself had taken such action or made such omission.

2.2 Appointment of Distributors. Distributor may exercise its marketing, distribution and selling rights under this Agreement both directly and through its Affiliates, distributors and resellers.

2.3 Scope of Exclusivity. During any period that Distributor’s rights hereunder are exclusive, HzO shall not market, sell or distribute the Products in the Aftermarket in the Territory. The exclusivity of Distributor’s appointment shall not prevent HzO licensing or selling HzO Technology to any original equipment manufacturer (“OEM”) of products for application of HzO Technology to such products in the OEM market.

2.4 Termination Right. After the initial 3 month period of sales of Products by Distributor, HzO and Distributor will meet and discuss in good faith the results of the initial launch, including Product sales volume, unit pricing, customer feedback, warranty claims, actual financial and sales results versus proforma. The Parties will negotiate in good faith any changes in the terms of this Agreement as may be commercially reasonable in light of the results for the initial Product launch.

3. Proprietary Rights; Non-Competition/Freedom to Operate.

3.1HzO Intellectual Property. Distributor acknowledges and agrees that the HzO Technology used in the Products and Documentation prepared by or for HzO in its current form as of the date of this Agreement, are proprietary to HzO and all related Intellectual Property rights will at all times remain with HzO. As between Distributor and HzO, HzO shall own any Intellectual Property in any modifications to the HzO Technology used in the Products. HzO reserves all rights not specifically granted in this Agreement.

3.2 Third Party Infringements. Each Party will promptly notify the other of any infringements by third parties of rights in the HzO Technology used in the Products, the HzO Trademarks, or related materials that come to such Party’s attention, but shall have no liability to the other Party for a failure to do so. HzO shall have the sole right, but not the obligation, to bring any action for infringement of its Intellectual Property and/or the Trademarks.

3.3 Non-Competition/Freedom to Operate. At all times during which Distributor has the exclusive right to distribute the Products, Distributor will not, except as expressly described herein in respect of the Products, carry on any business or activity (whether directly or indirectly, as a partner, shareholder, owner, principal, agent, director, Affiliate, advisor or consultant), which is intended to design, manufacture, market, sell or distribute any product with technology or features substantially similar to the HzO Technology utilized in any one of the Products. Except as set forth in the previous sentence, each of Distributor and HzO shall have the unrestricted right to develop new or competing products to the Products or to other products under development or on either Party’s current or future product roadmap.

3.4 Engineering Changes. HzO shall maintain exclusive rights to control the manner in which Products are treated with HzO’s surface treatments. Distributor may suggest engineering or technical changes to the HzO Technology to be utilized in Products and to the Documentation, which HzO will reasonably consider.

4. Distributor’s Responsibilities. Distributor shall have the following obligations and responsibilities under this Agreement:

4.1 Efforts to Sell. Distributor will use reasonable best efforts to market, distribute and sell the Products in the Territory, consistent with its general marketing, distribution and sales practices for comparable products, as they may change over time.

4.2 Compliance with Laws. Distributor shall obtain any necessary governmental licenses or approvals for distribution and sale of the Products by it or its Affiliates in the Territory, to the extent not previously obtained by HzO. Distributor shall be responsible for and shall obtain and/or comply with all governmental laws and regulations applicable to the export, import and distribution of the Products by or on behalf of Distributor or its Affiliates in each country within the Territory where Distributor distributes the Products, non-compliance with which would have a material adverse effect upon HzO.

4.3 Service and Support. Distributor shall have responsibility for and shall provide, and ensure that third parties appointed by Distributor provide, initial customer and consumer support for Products sold by or through Distributor.

4.4 Product Claims. Distributor will be solely responsible for any representations or claims made by it regarding the Products.

5. HzO’s Responsibilities.

5.1Customer Service and Support. HzO shall provide all customer and consumer support in respect of matters which are not resolved via Distributor’s initial support. HzO shall provide all engineering and technical support for HzO Technology utilized in the Products sold by or through Distributor and shall use commercially reasonable efforts to resolve customer or consumer concerns or inquiries relating to HzO Technology or its application to the Products.

5.2Compliance with Laws. HzO will be responsible for packaging and labeling the Products as required by the laws of the country where Distributor distributes the Products.

5.3Product Claims. HzO will be solely responsible for any representations or claims made by it regarding the HzO Technology and its application to the Products, other than those contained in Distributor’s promotional literature or matters in respect of which Distributor provides representations, warranties, covenants or indemnification to HzO hereunder.

6. Pricing and Payment Terms.

6.1HzO Product Price to Distributor. HzO shall sell Products to Distributor at its Cost. For purposes of this Agreement, “Cost” shall mean an administrative cost of $1.00 per unit plus charges and costs necessarily incurred and paid by HzO to: (a) acquire the mobile devices described in Exhibit A, (b) apply the HzO Technology to the Products, (c) obtain repair and/or replacement insurance for the Products and (d) deliver the Products. Distributor shall pay HzO for Products net thirty (30) days of receipt of invoice.

6.2 Product Margin Share. Distributor shall also pay HzO a margin share of fifty percent (50%) of Standard Margin for each Product sold, and not returned for a refund, by Distributor or its Affiliates to third parties in the Territory; provided that margin share shall be calculated on the aggregate Standard Margin for sales (i) by Distributor to its Affiliates and (ii) from Distributor and/or its Affiliates to third parties. For avoidance of doubt, if there is Standard Margin of $10 on a transaction between Distributor and one of its Affiliates and Standard Margin on $10 on a transaction between the Affiliate and a third party, Distributor would pay HzO 50% of the aggregate Standard Margin on $20. Product returned by customers of the Distributor and replaced with another product are subject to payment of the margin share of the Standard Margin to HzO.

6.3 Payments and Reports. Payments due under Section 6.2 shall be made monthly by Distributor based on sales in the preceding calendar month. Within thirty (30) days after the end of a calendar month, Distributor shall deliver to HzO a written report setting forth, in reasonable detail, the total net Products sold by it to its customers in such quarter, with a calculation of Standard Margin and resulting amounts owed to HzO. Unless Distributor is notified by HzO of any discrepancy within five (5) days of receipt, such report will be deemed to be an invoice for Distributor for the aggregate amount due and Distributor shall pay HzO net ten (10) days of receipt of invoice.

6.4 Product Pricing. Distributor shall determine the price for the Products to be sold by it in its sole discretion. In the event that Standard Margin on the sale of any Product is less than zero, Distributor shall absorb such loss, and HzO shall not be obliged to pay any amount to Distributor with respect to any sales of Products where Standard Margin is less than zero.

6.5 Costs. Except as set forth in this Section 6, each Party shall bear its own costs associated with its business and activities under this Agreement.

6.6 Taxes. Distributor shall be responsible for all sales, use, excise, value added, duties and other taxes, governmental duties or assessments, arising out of this Agreement, other than taxes on HzO’s net income.

7. HzO Trademark License.

7.1 License Grant. Subject to the terms of this Section, HzO grants Distributor a nonexclusive, royalty-free license to use the HzO Trademarks in connection with marketing, advertising and selling the Products. Distributor shall comply with HzO’s policies and guidelines for use of the HzO Trademarks, as they may be revised from time to time, and shall comply with proper legal standards for trademark usage. Distributor agrees to cooperate reasonably in any efforts by HzO to register the HzO Trademarks. All such registrations shall be in HzO’s name.

7.2 Restrictions. Distributor agrees it will (i) not alter or change the HzO Trademarks or any trademark notices provided by HzO without HzO’s consent; or (ii) use the HzO Trademarks in connection with any other product or service not supplied or authorized by HzO.

7.3 Quality Assurance. Distributor acknowledges that the good will and value of the HzO Trademarks and HzO’s name and goodwill may be adversely affected unless the Products meet reasonable quality standards, including those quality standards set forth in Section 4.2 above. Distributor agrees to take reasonable steps to cure any material quality deficiencies.

7.4 Ownership. Distributor acknowledges that HzO owns all interest in and all valid registrations in the HzO Trademarks. Distributor shall do nothing inconsistent with HzO’s ownership of the Trademarks, including attacking the validity of the Trademarks or HzO’s title thereto. All goodwill accrued through use of the HzO Trademarks by Distributor, its agents and employees shall inure to the benefit of HzO. Nothing in this Agreement shall give Distributor any right, title or interest in the HzO Trademarks other than the right to use them in accordance with this Agreement.

8.Confidential Information.

8.1 Definition. “Confidential Information” means the substantive terms of this Agreement, unique or proprietary technology, trade secrets, business plans or schedules, customer lists and data, any written materials marked as confidential and other materials or information which reasonably should be understood by the Receiving Party to be confidential. Confidential Information does not include information that the party who received such information (the “Receiving Party”) from the other party (the “Disclosing Party”) can prove: (i) was or later becomes generally available to the public without fault of the Receiving Party; (ii) was rightfully in the Receiving Party’s possession prior to its disclosure by the Disclosing Party; (iii) is independently developed by the Receiving Party without the use of any Confidential Information of the Disclosing Party; or (iv) is obtained by Receiving Party without obligation of confidentiality from a third party who has the right to disclose it.

8.2 Use and Disclosure. The Receiving Party shall not disclose to any person or use for any purpose, except as expressly permitted by this Agreement, any Confidential Information of the Disclosing Party. The Receiving Party may disclose Confidential Information only to its employees and independent contractors who need to know such information, and who are required to keep such information confidential. The Receiving Party shall give the Disclosing Party’s Confidential Information at least the same level of protection as it gives its own Confidential Information of similar nature, but not less than a reasonable level of protection. The Receiving Party shall maintain Confidential Information in a safe and secure place and shall not copy Confidential Information except to the extent necessary for the purposes of this Agreement. Confidentiality obligations shall survive for so long as is permitted by California law. It shall not be a violation of this Agreement if Confidential Information is required to be disclosed by law or judicial order, provided that prior written notice of such required disclosure is given to the Disclosing Party as soon as practicable in order to give the Disclosing Party the chance to object to the disclosure or to seek a protective order.

8.3 Injunctive Relief. Each party acknowledges that the other party’s Confidential Information is highly valuable to the other party, that any breach of its obligations under this Agreement with respect to confidentiality will severely damage the other party, the extent of which damage would be difficult to ascertain and, therefore, that other party shall be entitled to, among other remedies, immediate temporary and permanent injunctive relief (without bond) and other equitable relief for any such breach from a court or authority of competent jurisdiction.

9. Term and Termination.

9.1Term. The initial term of this Agreement begins upon the Effective Date and shall continue for three (3) years, subject to prior termination rights as provided below. At the end of such initial term, this Agreement shall automatically renew for additional one (1) year terms, unless either Party notifies the other, at least sixty (60) days prior to the end of the then-current term, that it wishes to terminate the Agreement. The initial term and all renewal terms are referred to herein as the “Term.”

9.2 Termination for Cause. Either Party may terminate this Agreement if the other Party breaches any material covenant or undertaking contained herein, and the breach is not cured within the thirty (30) days following written notice thereof from the other Party.

9.3 Termination for HzO Liquidity Event. HzO may terminate this Agreement in the event of any HzO Liquidity Event after giving Distributor sixty (60) days’ written notice of such termination. For the purposes of this Agreement, “HzO Liquidity Event” shall mean the occurrence of any of the following: (a) any liquidation, dissolution, or winding up of HzO, (b) the closing of a transaction or series of related transactions in which HzO is merged or consolidated into another entity in which the shareholders of HzO as of the date hereof own less than a majority in voting power of the securities of the surviving corporation or any parent thereof or (c) the sale, license or disposal of all or substantially all of HzO’s assets.

9.4 Termination for Distributor Liquidity Event or Management Change. HzO may terminate this Agreement in the event of any Distributor Liquidity Event after giving Distributor sixty (60) days’ written notice of such termination. For the purposes of this Agreement, “Distributor Liquidity Event” shall mean the occurrence of any of the following: (a) any liquidation, dissolution, or winding up of Distributor, (b) the closing of a transaction or series of related transactions in which Distributor is merged or consolidated into another entity in which the shareholders of Distributor as at the date hereof own less than a majority in voting power of the securities of the surviving corporation or any parent thereof, (c) the sale, license or disposal of all or substantially all of Distributor’s assets, or (d) the Section 16 officers of Distributor, Robert Pedersen and Brandon O’Brien, cease to be subject to the requirements of that section.

9.5 Effect of Termination. Upon termination of this Agreement for any reason, Distributor shall discontinue its distribution of the Products, and terminate all relationships and agreements with dealers and others that related to the distribution and sale of the Products. Upon termination of this Agreement, Distributor shall cease all use of the HzO Trademarks (except as reasonably necessary or appropriate in exercise of the sell-off rights above) and shall return to the other party or destroy all copies of the other party’s Confidential Information, except that each party may retain one copy of the other party’s Confidential Information for archival purposes. Notwithstanding the foregoing, Distributor may, for a period of two (2) months from the date of termination, continue to distribute the Products as necessary to fulfill orders received by Distributor and binding commitments made by Distributor prior to the date of HzO’s notice of termination and to dispose of Distributor’s inventory of Products. In addition to where it is so stated, it is agreed that Sections 3, 8, 9, 10.3, 11 and13 shall survive termination of this Agreement.

10. Representations, Warranties and Covenants.

10.1 Representations, Warranties and Covenants of Distributor. Distributor represents, warrants and covenants that it has the right to enter into this Agreement and perform in accordance with the terms of this Agreement, and such actions do not violate any third party agreement or other obligation by which Distributor is bound.

10.2 Representations, Warranties and Covenants of HzO. HzO represents, warrants and covenants as follows:

10.2.1 HzO has the right to enter into this Agreement and perform in accordance with the terms of this Agreement, and such actions do not violate any third party agreement or other obligation by which HzO is bound.

10.2.2 As of the Effective Date, HzO has not received notice from any governmental entity, customer or distributor within the Territory, nor does it have reason to believe: (a) that the Products or the HzO Trademarks infringe the Intellectual Property Rights of a third party, (b) that the Products have defects in design, components or manufacturing that would constitute an epidemic condition or give rise to a product recall, or (c) that its claims or Documentation regarding the Products are misleading in any material respect.

10.3 Limitations of Warranties. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND, WHETHER EXPRESS OR IMPLIED, WITH RESPECT TO ITS PRODUCTS, SERVICES, DOCUMENTS, OR OTHER MATERIALS, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

11.Indemnification.

11.1 Indemnification. Each party agrees to indemnify, defend and hold the other party harmless from and against any and all unrelated third party claims, liabilities, judgments, costs, damages and expenses (including reasonable attorneys’ fees) arising out of any unrelated third party claim relating to (a) any breach of such party’s obligations, warranties, covenants or representations in this Agreement, or (b) the HzO Technology, infringing or misappropriating a third party’s Intellectual Property.

11.2 Indemnification Procedure. With respect to any third party claims falling within the scope of this indemnification obligation, (i) each party agrees to promptly notify the other of any claim or lawsuit for which it believes it is entitled to be indemnified; (b) the indemnifying party shall assume, at its sole expense, the defense of such claim or lawsuit; (c) the party being indemnified shall have the right to participate in the defense of any such claim or lawsuit with separate counsel, at its sole expense; and (d) the indemnified party shall provide the indemnifying party with the assistance, information and authority reasonably necessary to settle or defend against the third party claim, at the indemnifying party’s expense, but the indemnifying party may not settle any claim or action on behalf of the indemnified party with first obtaining the indemnified party’s written permission, which shall not be unreasonably withheld.

11.3 Infringement Cure. If a material component of the Product is finally held or believed by the indemnifying party to infringe or its distribution is enjoined, the indemnifying party will use reasonable efforts to obtain a license or grant of rights under the rights that have been infringed, modify the Product so it is non-infringing or provide a substitute Product or component thereof that is non-infringing, or if the foregoing are not commercially reasonable or the indemnifying party fails to so cure the problems, either party may terminate the license and distribution rights for the infringing Product upon written notice to the other party. Neither party shall be liable for infringement based on modification of the Product by any other party (excluding such party’s own Affiliates or agents), or the combination or use of the Product with any other product, equipment, or process not furnished by such party, if use of the Product alone and in its unmodified form would not have been an infringement.

11.4 Limitation of Warranties. THIS SECTION STATES THE PARTIES’ ENTIRE OBLIGATION WITH RESPECT TO ANY CLAIM FOR INFRINGEMENT OR MISAPPROPRIATION OF ANY THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

12. Limitations of Damages.

12.1 IN NO EVENT SHALL HzO OR DISTRIBUTOR BE LIABLE FOR, AND EACH PARTY COVENANTS NOT TO BRING ANY CLAIM FOR, SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES (INCLUDING EXEMPLARY OR PUNITIVE DAMAGES), WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR THE PARTY WAS SPECIFICALLY ADVISED CONCERNING THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATIONS SHALL NOT APPLY TO THE PARTIES’ INDEMNIFICATION OBLIGATIONS OR TO A PARTY’S BREACH OF CONFIDENTIALITY OBLIGATIONS, VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS, FRAUD OR INTENTIONAL MISCONDUCT.

12.2 EXCEPT FOR A PARTY’S FRAUD, INTENTIONAL MISCONDUCT, BREACH OF CONFIDENTIALITY OR FOR VIOLATION OF THE OTHER PARTY’S INTELLECTUAL PROPERTY RIGHTS AND REGARDLESS WHETHER ANY REMEDY SET FORTH HEREIN FAILS OF ITS ESSENTIAL PURPOSE OR OTHERWISE, IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY UNDER, ARISING FROM, OR IN ANY WAY RELATED TO, THIS AGREEMENT FROM ALL CAUSES OF ACTION OF ANY KIND, INCLUDING CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, BREACH OF WARRANTY, INDEMNITY, MISREPRESENTATION, OR OTHERWISE EXCEED, INDIVIDUALLY OR IN THE AGGREGATE, TEN MILLION UNITED STATES DOLLARS (US$10,000,000).

12.3 EACH PARTY ACKNOWLEDGES AND AGREES THAT THE MUTUAL LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 12 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT EACH PARTY WOULD NOT ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON LIABILITY.

13. Miscellaneous.

13.1 Entire Agreement; Amendment. The complete and exclusive statement of the agreement between the Parties relating to this subject matter shall consist of this Agreement. Any prior discussions or understandings relating to this subject matter are superseded by the terms of this Agreement. In the event of any conflict between the terms of this Agreement and the Marketing Agreement or the Stock Purchase Agreement, the terms of this Agreement shall control. This Agreement may not be amended except by a written document signed by an authorized representative of both parties.

13.2 No Waiver. The waiver by either party of any default or breach of this Agreement by any Party, or any obligation hereunder, shall be ineffective unless in writing. No failure by any Party to exercise any right under this Agreement or to insist upon strict compliance of the Agreement by the other Party shall constitute a waiver of the right subsequently to exercise such right to insist upon strict compliance.

13.3 Choice of Law. This Agreement shall be exclusively governed by and construed in accordance with the laws of the state of Utah, without regard to conflicts of laws provisions and excluding the United Nations Convention on Contracts for the International Sale of Goods. If any dispute arises concerning this Agreement, the state and federal courts located in Salt Lake City, Utah, shall have exclusive jurisdiction and venue over such dispute. Each Party hereby consents to the personal jurisdiction of such courts. The prevailing Party shall be entitled to an award of its costs and reasonable attorneys’ fees in any such action.

13.4 Force Majeure. Neither Party shall be liable for any failure or delay in performing hereunder, if such failure or delay is due to war, strike, government requirements, acts of nature, acts or omissions of carriers, or other cause(s) beyond its reasonable control; provided, however, that if a Party’s performance of any material obligation is reasonably expected to be delayed more than three (3) months due to any such cause, the other Party may terminate this Agreement upon thirty (30) days’ prior written notice.

13.5 Severability. If any provision of this Agreement, in whole or in part, is held to be invalid, illegal or unenforceable by a court or authority of competent jurisdiction, such provision shall be modified by such court or authority to the minimum extent necessary to make it valid, legal and enforceable. If the provision cannot be so modified, it shall be severed and all other provisions of this Agreement shall remain in full force and effect. If a provision is held illegal, invalid or unenforceable, the Parties also agree to negotiate reasonably and in good faith to modify this Agreement with a new provision that approximates the intent and purpose of the original provision as closely as possible, without being illegal or unenforceable.

13.6 Notices. All notices between the parties shall be in writing and shall be sent by certified or registered mail or commercial delivery service, with provisions for a receipt, or by facsimile to the following addresses, or such other address a Party may specify by written notice:

HzO:

HzO, Inc.
3855 So. 500 W., Suite R Salt Lake City, UT 84115 Attention: Chief Executive Officer

With a mandatory copy to:

Durham Jones & Pinegar
111 East Broadway, Suite 900 Salt Lake City, UT 84111 Attention: Jeffrey M. Jones

DISTRIBUTOR:

ZAGG Incorporated
3855 So. 500 W., Suite C Salt Lake City, UT 84115 Attention: Chief Executive Officer

With a mandatory copy to:

ZAGG Incorporated
3855 So. 500 W., Suite J Salt Lake City, UT 84115 Attention: General Counsel

13.7 Assignment; Binding Effect. Neither Party may not sublicense or assign its rights or delegate its duties or obligations under this Agreement (excepting the limited rights permitted to be sublicensed to Distributor’s distributors) without prior written consent of the other Party, which shall not be unreasonably withheld, except that HzO shall have the right to assign this Agreement, without consent of Distributor, to any successor to its business in the event of a Liquidity Event. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors, representatives and permitted assigns.

13.8 Independent Contractors; No Representations. The Parties are independent contractors, and neither Party shall have any right or authority to make any representations or warranties on the other Party’s behalf, or to assume or create any obligations or responsibilities, express or implied, on behalf of the other Party, or to bind the other Party in any way. Neither Party is an agent, employee or legal representative of the other Party.

13.9 No Agency, Franchise, Partnership or Other Relationship. This Agreement shall not be construed to create an agency, employer/employee relationship, franchisor/franchisee relationship, joint venture relationship or partnership between the Parties. The Parties expressly agree that no franchise or partnership laws are intended to or shall apply to this Agreement or to the relationship of the Parties.

13.10 Publicity / Press Releases. HzO may not issue a press release or refer to Distributor publicly without Distributor’s prior written consent, which may not be unreasonably withheld. Distributor may not issue a press release or refer to HzO publicly without HzO’s prior written consent, which may not be unreasonably withheld. The foregoing excludes any disclosure required under applicable law or regulation, including Securities and Exchange Commission regulation, or by any other governmental agency, in which case the Party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other Party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

13.11 Execution in Counterparts. This Agreement, including any amendment, waiver or modification hereto, may be executed by original, facsimile or electronic signature in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Delivery of an executed counterpart of a signature page by fax, email or other electronic delivery or signature method shall be as effective as physical delivery of a manually executed counterpart.

13.12 Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

13.13 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement on and as of the day and year first above written.

HZO, INC.,
a Delaware corporation

ZAGG INCORPORATED,
a Nevada corporation

By:	/s/
Name: Robert Pedersen II
Title: President

IN WITNESS WHEREOF, the parties hereto have executed this Distribution Agreement on and as of the day and year first above written.

HZO, INC.,
a Delaware corporation

By:	/s/
Name: Paul Clayson
Title: President and CEO

ZAGG INCORPORATED,
a Nevada corporation

EXHIBIT A

Products and Quantities

The following devices will be sold during the initial three month launch of sales of HzO WaterBlock devices. During the third month of sales in the in initial three month sales launch, HzO and ZAGG will review sales, warranty, and logistics information developed during the launch period and determine sales volumes, pricing and devices sold for subsequent months.

Month 1

Devices to be Sold	Quantity/Sales Target
Apple iPod Shuffle	350
Apple iPod Nano	650

Month 2

Devices to be Sold	Quantity/Sales Target
Apple iPod Shuffle	1000
Apple iPod Touch	500
Apple iPod Nano	1000

Month 3

Devices to be Sold	Quantity/Sales Target
Apple iPod Shuffle	1500
Apple iPod Touch	1000
Apple iPod Nano	1500
Other MP3 Player to be determined	1000

EXHIBIT B

HzO Trademarks

Trademark	Country	Appl. No.	Filing Date	Reg. No.	Reg. Date	Assignee
DON’T FEAR THE PUDDLE	UNFILED
HZO	US	77/956,003	3/10/2010			HZO, Inc.
HZO	AU	1386751	9/30/2010	1386751	5/19/2011	HZO, Inc.
HZO	BR	830.798.870 830.798.889 830.798.897 830.798.900	10/8/2010 10/8/2010 10/8/2010 10/8/2010			HZO, Inc. HZO, Inc. HZO, Inc. HZO, Inc.
HZO	CA	1,498,148	10/1/2010			HZO, Inc.
HZO	CN	8881448 8881449 8881450	11/25/2010 11/25/2010 11/25/2010			HZO, Inc. HZO, Inc. HZO, Inc.
HZO	CO	10160571 10160573 10160576	12/21/2010 12/21/2010 12/21/2010			HZO, Inc. HZO, Inc. HZO, Inc.
HZO	EP	9416223	10/1/2010	009416223	3/1/2011	HZO, Inc.
HZO	HK	301734138	10/12/2010	301734138	3/30/2011	HZO, Inc.
HZO	IN	2034291	10/7/2010			HZO, Inc.
HZO	JP	76514/2010	9/30/2010	5393858	2/20/2011	HZO, Inc.
HZO	KR	2010-50922	10/4/2010			HZO, Inc.
HZO	MX	1137179 1137180 1137181	11/24/2010 11/24/2010 11/24/2010	1208476 1208477 1208478	3/24/2011 3/24/2011 3/24/2011	HZO, Inc. HZO, Inc. HZO, Inc.
HZO	ZA	2010/21909-11	9/30/2010			HZO, Inc.
HZO INSIDE	UNFILED
WATER BEWARE	UNFILED
WATER BLOCK	US	77/956,018	3/10/2010			HZO, Inc.
WATER BLOCKED	UNFILED
UNFILED
UNFILED
UNFILED

EXHIBIT C
HzO Patent Applications

Application or
Country	Title	Patent No.	Filing Date	Issue	Assignee
Date
US	METAL AND	61/124/797	10/23/2007	Expired	HzO, Inc.
ELECTRONIC
DEVICE COATING
PROCESS FOR
MARINE USE AND
OTHER
ENVIRONMENTS
USING A DUAL
COATING
US	ELECTRONIC	61/124/798	10/23/2007	Expired	HzO, Inc.
DEVICE COATING
PROCESS FOR
MARINE USE AND
OTHER
ENVIRONMENTS
US	ELECTRONIC	61/124/802	09/05/2007	Expired	HzO, Inc.
DEVICE COATING
PROCESS FOR
MARINE USE AND
OTHER
ENVIRONMENTS
US	METHOD AND	12/104,080	04/16/2008	Pending	HzO, Inc.
APPARATUS TO
COAT OBJECTS
WITH PARYLENE
AND BORON
NITRIDE
US	METHOD AND	12/104,152	04/16/2008	Pending	HzO, Inc.
APPARATUS TO
COAT OBJECTS
WITH PARYLENE
AND BORON
NITRIDE
WO	METAL AND	PCT/US2009/00	03/05/2009	Expired	HzO, Inc.
	ELECTRONIC	1410
DEVICE COATING
PROCESS FOR
MARINE USE AND
OTHER
ENVIRONMENTS

US	METAL AND	12/988,103	10/15/2010	Pending	HzO, Inc.
	ELECTRONIC
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS
TW	METAL AND	98107080	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS
AU	METAL AND	2009258264	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS
CA	METAL AND	Not yet assigned	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS
CN	METAL AND	2009801224986	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS
EP	METAL AND	09762789.7	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS
IN	METAL AND	4282/KOLNP/20	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC	10
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS

KR	METAL AND	10-2010-	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC	7025728
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS
RU	METAL AND	2010146453	03/05/2009	Pending	HzO, Inc.
	ELECTRONIC
	DEVICE COATING
	PROCESS FOR
	MARINE USE AND
	OTHER
	ENVIRONMENTS